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                                                                    EXHIBIT 23.1




               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Panavision Inc. Stock Option Plan, of our report dated March 4, 1996 (except Note 13, as to which the date is November 19, 1996), with respect to the consolidated financial statements and schedule of Panavision Inc. included in its Registration Statement on Form S-1 (Reg. No. 333-12235) filed with the Securities and Exchange Commission.



                                        /s/  Ernst & Young LLP

                                        ERNST & YOUNG LLP




January 16, 1997
Los Angeles, California